

PROSPECTUS SUPPLEMENT                                                 FILE NO. 333-59997
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED        RULE 424(B)(3)
FEBRUARY 17, 1999)
PROSPECTUS NUMBER: 1861




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $20,000,000           ORIGINAL ISSUE DATE:         April 7, 1999


CUSIP NUMBER:           5901852Q6             STATED MATURITY DATE:        April 8, 2002


INTEREST CALCULATION:                         DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                / / 30/360
(FIXED INTEREST RATE):                        / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                     / / COMMERCIAL PAPER RATE
/ / CMT RATE                                  / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                / / CD RATE
/ / FEDERAL FUNDS RATE                        / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                          DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                            LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                             LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months          MINIMUM INTEREST RATE:       Not Applicable


SPREAD:                 0.200%                MAXIMUM INTEREST RATE:       Not Applicable


INITIAL INTEREST RATE:  TBD                   SPREAD MULTIPLIER:           Not Applicable


INTEREST RESET DATES:   Quarterly, on the 8th of January, April, July and October, commencing
                        July 8, 1999; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 8th of January, April, July and October, commencing
                        July 8, 1999; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  March 31, 1999

